As filed with the Securities and Exchange Commission on April 27, 2004

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                   INTELISYS AVIATION SYSTEMS OF AMERICA INC.
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             (Exact Name of Registrant as Specified in Its Charter)



                                    Delaware
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         (State or Other Jurisdiction of Incorporation or Organization)


                                   22-3662292
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                      (I.R.S. Employer Identification No.)


                              815 Bombardier Street
                      Shediac, New Brunswick E4P1H9, Canada
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                    (Address of Principal Executive Offices)


        InteliSys Aviation Systems of America Inc. 2004 Stock Option Plan
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                            (Full Title of the Plan)


                   InteliSys Aviation Systems of America Inc.
                              815 Bombardier Street
                      Shediac, New Brunswick E4P1H9, Canada
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                     (Name and Address of Agent for Service)


                                  (506)532-8515
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          (Telephone number, Including Area Code, of Agent for Service)


                                    Copy to:

                            David Lubin & Associates
                              92 Washington Avenue
                           Cedarhurst, New York 11516
                                 (516) 569-9629
                               Fax: (516) 569-5053

                                         CALCULATION OF REGISTRATION FEE
------------------------ --------------------- ---------------------- --------------------- ----------------------
Title of Securities To   Proposed Amount To    Maximum Offering       Maximum Aggregate     Amount of
Be Registered            Be Registered (1)     Price Per Share (2)    Offering Price        Registration Fee
------------------------ --------------------- ---------------------- --------------------- ----------------------
Common Stock, par        10,000,000 (3)        $ 0.24                 $ 2,400,000           $304.08
value $.0001 per share
------------------------ --------------------- ---------------------- --------------------- ----------------------


(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar events.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended.

(3) Represents shares of common stock reserved for issuance pursuant to options available for grant under the Registrant's 2004 Stock Option Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                                EXPLANATORY NOTE

         As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participant in the plans covered by this Registration Statement as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of such Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents or portions thereof, as filed with the Securities and Exchange Commission by InteliSys Aviation Systems of America Inc., a Delaware corporation (the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

         (1) our Annual Report on Form 10-KSB for the year ended December 31, 2003;

         and

         (2) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the annual report referred to in (1) above.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing such documents. Any statement contained herein or in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable

Item 6. Indemnification of Directors and Officers.

The Delaware General Corporation Law provides, among other things, that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Registrant) by reason of the fact that the person is or was a director, officer, agent or employee of the Registrant or is or was serving at the Registrant's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Registrant as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the Registrant, unless the court believes that in light of all the circumstances indemnification should apply. The indemnification provisions contained in the Delaware General Corporation Law is not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

Item 7. Exemption From Registration Claimed.

Not Applicable.

Item 8. Exhibits.

The following is a complete list of exhibits filed as a part of this registration statement:


             Exhibit No.             Document
             -----------             --------

               4.1 Provisions of the Articles of Incorporation of InteliSys Aviation Systems of America Inc. that define the rights of security holders of Intelisys Aviation Systems of America Inc. (previously filed with the Registrant's Form 14-C filed on March 12,
                              2004)

               4.2 Provisions of the By-Laws of InteliSys Aviation Systems of America, Inc. that define the rights of security holders of InteliSys Aviation Systems of America Inc. (previously filed as Exhibit 3.02 with the Registrant's Registration Statement File No. 0-26777 filed on July 21, 1999)

               4.3 InteliSys Aviation Systems of America, Inc. 2004 Stock Option Plan

               4.4            Form of Stock Option Agreement under the Option
                              Plan

               5.1            Opinion of David Lubin & Associates.

               23.1           Consent of David Lubin & Associates (Included in
                              Exhibit 5.1).

               23.2           Consent of Grant Thornton LLP.

               24.1 Power of Attorney (included on the signature page of this Registration Statement)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Shediac, Canada, on April 23, 2004.

                                   INTELISYS AVIATION SYSTEMS OF
                                     AMERICA INC.

                                   By: /s/ Ralph Eisenschmid
                                   Ralph Eisenschmid, Chief Executive Officer,
                                   President, Secretary and Treasurer
                                   (principal and executive officer)



                                POWER OF ATTORNEY

KNOW ALL PERSON BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph Eisenschmid with the power of substitution, his attorney-in-fact, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that his substitute, may do or choose to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.


SIGNATURE                 TITLE                                 DATE
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                          Chief Executive Officer, President,   April 23, 2004
/s/ Ralph Eisenschmid     Secretary and Treasurer, Director
------------------------- (principal and executive officer)
Ralph Eisenschmid

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                          Chief Financial Officer               April 23, 2004
/s/ Dennis Gallant        (principal financial officer)
-------------------------
Dennis Gallant

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                          Director                              April 23, 2004
/s/ Jock English
-------------------------
Jock English

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